Exhibit 10.4

STOCK PURCHASE EXCHANGE AGREEMENT

BY AND BETWEEN

DALRADA FINANCIAL CORPORATION

And

SELLING SHAREHOLDERS

OF

PRAKAT INC. (Texas)

THIS STOCK PURCHASE EXCHANGE AGREEMENT, (the “Agreement”) is made as of the ____ day of January, 2020, (the “Effective Date”), by and between DALRADA FINANCIAL CORPORATI0N, a public company and Delaware corporation which maintains a business address at 600 La Terraza Blvd., Escondido, California 92025 (herein “DFCO” and/or “Buyer”), and the Selling Shareholders of PRAKAT INC. (Texas), a Texas corporation, (herein the “Company”) who hold issued and outstanding shares of the Company, (herein jointly the “Selling Shareholders” and singularly the “Selling Shareholder”), whose names and respective number of Company common equity shares owned, (“Owned Shares”) and percentage of ownership represented by the Owned Shares, are set forth on Schedule A, attached hereto and thereby made a part of this Agreement as if set forth in full herein. All of the above parties are from time to time referred to herein singularly as a “Party” and jointly as the “Parties.”

RECITALS

WHEREAS, the Company has total authorized common shares in the amount of ____________________, (the “Authorized Shares”); and

WHEREAS FURTHER, the Company has issued a total of Nine Million (9,000,000) common equity shares, (“Issued Shares”) held in the aggregate by the Selling Shareholders, all of which are free of any liens and encumbrances of any type or kind; and

WHEREAS FURTHER, the Selling Shareholders of the Company wish to sell to the Buyer all of their respective Owned Shares of the Company as set forth on Schedule A and Buyer is desirous of acquiring up to One Hundred Percent (100%) of the Selling Shareholders Owned Shares, all pursuant to the terms, covenants and conditions contained in the Agreement; and

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

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AGREEMENT

1.	Purchase and Sale of Shares

Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 of this Agreement), the Selling Shareholders shall each sell, convey, transfer, and assign, upon the terms and conditions hereinafter set forth, to Buyer, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature and description, and Buyer shall purchase and accept from the each Selling Shareholder their Owned Shares, of the outstanding capital stock of the Company.

2.	Purchase Price

(a)	The consideration to be paid by Buyer, for up to One Hundred Percent (100%) of the Issued Shares, shall be the aggregate consideration of Five Million common shares of Buyer, (the “Purchase Price” and/or “Purchase Shares”). Each Selling Shareholder shall receive a percentage of the Purchase Shares equal to the percentage of the Company’s common shares owned by each Selling Shareholder as set forth on Schedule A of this Agreement.

(b)	Within Forty-Eight Hours (48) of the Closing, the Buyer shall instruct its Transfer Agent, Standard Transfer Company, located in Salt Lake City, Utah, United States, to issue each Selling Shareholder a number of the Buyer’s common shares equal to each Selling Shareholder’s Purchase Shares.

(c)	The Selling Shareholders’ Purchase Shares shall be issued in the name of the Selling Shareholder as it appears on Schedule A.

3.	Closing

The consummation of the purchase and sale of the Owned Shares and Purchase Shares contemplated herein (the “Closing”) shall take place on the ______ day of January, 2020, via telephone conference, or at such other time and place as the Buyer and the Selling Shareholders agree upon orally or in writing. The date upon which the Closing occurs is referred to herein as the “Closing Date”.

4.	Representations and Warranties of the Selling Shareholders

The Selling Shareholders, jointly and severally, represent and warrant to the Buyer as of the date hereof as follows:

4.1	Shareholder Matters

4.1.1	Good Title

The Selling Shareholders own the Owned Shares, which represent the percentage of the Issued Shares as set forth on Schedule A. Such Owned Shares are owned free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and upon the consummation of the sale of such Owned Shares as contemplated hereby, the Buyer will have good title to such Owned Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

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4.1.2	Authority

The Selling Shareholders have all requisite power, right and authority to enter into this Agreement to consummate the transaction contemplated hereby and thereby, and to sell and transfer the Owned Shares without the consent or approval of any other person, corporation, partnership, joint venture, organization, other entity or governmental or regulatory authority (“Person”). The Selling Shareholders have taken, or will take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents as may be required.

4.1.3	Enforceability

This Agreement will be, duly executed and delivered by the Selling Shareholder, and this Agreement is the legal, valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with their terms.

4.1.4	No Approvals or Notices Required; No Conflicts

The execution, delivery and performance of this Agreement by the Selling Shareholders, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law, judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Selling Shareholders, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, or (d) result in the creation of any lien or encumbrance upon the assets of the Selling Shareholders, or upon the Shares or other securities of the Company.

4.41.5	Securities Law Representations and Warranties

The Selling Shareholders have been advised that the Purchase Shares are not registered under the Securities Act of 1933 (the “Act”), or applicable state securities laws, but are being issued pursuant to exemptions from such laws, and that the Buyer’s reliance upon such exemptions is predicated in part on the Selling Shareholders’ representations contained herein. The Selling Shareholders acknowledge that the Buyer is relying in part upon the Selling Shareholders’ representations and warranties contained herein for the purpose of qualifying the issuance of the Securities for applicable exemptions from registration or qualification pursuant to federal or state securities laws, rules and regulations.

(a)	Acquired Entirely for Own Account

The Purchase Shares representing will be acquired for the Selling Shareholders’ own account, not as a nominee or agent, and not with a view to distributing all or any part thereof. The Selling Shareholders have no present intention of selling, granting any participation in or otherwise distributing any of the Purchase Shares in a manner contrary to the Act or any applicable state securities law. The Selling Shareholders do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Owned Shares.

(b)	Due Diligence

The Selling Shareholders have been solely responsible for their own due diligence investigation of the Buyer and its business, and their analysis of the merits and risks of the investment made pursuant to this Agreement, and are not relying on anyone else’s analysis or investigation of the Buyer, its business or the merits and risks of the Common Stock other than professional advisors employed specifically by the Selling Shareholders to assist the Selling Shareholders.

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(c)	Access to Information

The Selling Shareholders believe they have been given access to full and complete information regarding the Buyer, including, in particular, the current financial condition and assets of the Buyer and the risks associated therewith, and has utilized such access to their satisfaction for the purpose of obtaining information about the Buyer; particularly, the Selling Shareholders have either attended or been given reasonable opportunity to attend a meeting with the senior executives of the Buyer, for the purpose of asking questions of, and receiving answers from, such persons concerning the terms and conditions of the issuance of the Purchase Shares and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided to the Selling Shareholders about the Buyer. No such investigation, however, shall qualify in any respect the representations and warranties of the Buyer in this Agreement.

(d)	Sophistication

The Selling Shareholders, either alone or with the assistance of their professional advisor, are sophisticated investors, are able to fend for themselves in the transactions contemplated by this Agreement, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment in the Common Stock.

(e)	Suitability

The investment in the Purchase Shares is suitable for the Selling Shareholders based upon their investment objectives and financial needs, and the Selling Shareholders have adequate net worth and means for providing for their current financial needs and contingencies and have no need for liquidity of investment with respect to the Purchase Shares. The Selling Shareholders’ overall commitment to investments that are illiquid or not readily marketable is not disproportionate to their net worth, and investment in the Common Stock will not cause such overall commitment to become excessive.

(f)	Professional Advice

The Selling Shareholders have obtained, to the extent they deem necessary, their own professional advice with respect to the risks inherent in the investment in the Purchase Shares, the condition of the Buyer and the suitability of the investment in the Purchase Shares in light of the Selling Shareholders’ financial condition and investment needs.

(g)	Ability to Bear Risk

The Selling Shareholders are in a financial position to purchase and hold the Purchase Shares and are able to bear the economic risk and withstand a complete loss of their investment in the Purchase Shares.

(h)	Restricted Securities

The Selling Shareholders realize that (a) the Purchase Shares have not been registered under the Act, is characterized under the Act as “restricted securities” and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available, and (b) there is presently no public market for the Purchase Shares and the Selling Shareholders would most likely not be able to liquidate their investment in the event of an emergency or to pledge the Purchase Shares as collateral security for loans. The Selling Shareholders’ financial condition is such that it is unlikely that the Selling Shareholders would need to dispose of any of the Purchase Shares in the foreseeable future. In this connection, the Selling Shareholders represent that they are familiar with Rule 144 of the Securities and Exchange Commission (the “SEC”), as presently in effect, and understand the resale limitations imposed thereby and by the Act.

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5.	Representations and Warranties of Buyer

The Buyer represents and warrants to the Selling Shareholders as follows:

5.1	Organization, Good Standing, etc.

The Buyer is a public corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to own, operate and lease its assets and to carry on its business as it is now conducted.

5.2	Authority

The Buyer has full power and authority to execute and deliver this Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized. This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms when executed and delivered by the Buyer, will constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

5.3	No Conflict

The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby or thereby by the Buyer will not (a) violate, conflict with, or result in any breach of, any provision of the Buyer’s articles of incorporation or bylaws; (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any contract or judgment to which the Buyer is a party or by which it is bound or (c) violate any applicable law, statute, rule, ordinance or regulation of any governmental body.

6.	Miscellaneous

64.1	Assignment

No party may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

64.2	Arbitration

Any claims or disputes arising out of this Agreement which cannot be resolved amicably between the parties shall be settled by submission to the American Arbitration Association (the “AAA”) for binding arbitration to be conducted in San Diego, California. The arbitration shall be conducted by one arbitrator mutually agreed upon by the parties, or, if the parties cannot agree, chosen in accordance with the AAA rules, and resolution of the dispute by such arbitrator shall be binding and conclusive upon the parties. On prior leave of the arbitrator, the parties may engage in limited discovery, including limited depositions. Any award made pursuant to this Section 74.2 may be entered in and enforced by any court having jurisdiction, and the parties consent and commit themselves to the jurisdiction of the courts of the State of Washington for the purpose of the enforcement of any such award. The arbitrator shall award attorneys’ fees and costs to the substantially prevailing party. The fees of the arbitrator shall be borne equally by the parties except that, in the discretion of the arbitrator, any award may include a party’s share of such fees.

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6.3	Entire Agreement

This Agreement embodies and constitutes the entire understanding among the parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, oral or written, are merged into and superseded by this Agreement.

64.4	Modification and Waiver

Neither this Agreement nor any of its provisions may be modified, amended, discharged or terminated except in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such writing. No failure of a party to insist upon strict performance by the other party of any of the terms and conditions of this Agreement shall constitute or be deemed to be a waiver of any such term or condition, or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon strict performance by the other party of any and all of the terms and conditions of this Agreement. Any party may, in its sole and absolute discretion, waive, only in writing, any condition set forth in this Agreement to such party’s obligations under this Agreement which is for the sole benefit of the waiving party, in which event the non-waiving party or parties shall be obligated to close the transaction upon all of the remaining terms and conditions of this Agreement.

64.5	Notices

Any notice required or permitted under this Agreement shall be in writing, and shall be delivered personally or sent by first class certified mail, or by air courier, postage or other charges prepaid, to the parties at the following addresses: To Buyer at the address first written herein above; and to the Selling Shareholder to the address set forth below their signature at the end of this Agreement; or to such other address or addresses as the parties may from time to time specify in writing.

64.6	Governing Law; Severability

This Agreement shall be governed for all purposes by the laws of the State of California. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision contained in this Agreement and any present or future statute or law, ordinance or regulation or judicial ruling or governmental decision with the force of law contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of the Agreement which is affected shall be limited only to the extent necessary to bring it within the requirements of such law, ruling or decision without invalidating or affecting the remaining provisions of the Agreement.

64.7	Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, but such documents shall constitute one and the same document.

64.8	Contract Interpretation

The parties acknowledge that they have caused this Agreement to be reviewed and approved by legal counsel of their own choice. This Agreement has been specifically negotiated, and any presumption that an ambiguity contained in this Agreement shall be construed against the party that caused this Agreement to be drafted shall not apply to the interpretation of this Agreement.

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64.9	Other Parties

Nothing contained in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any term or condition contained in this Agreement.

64.10	Incorporation by Reference

All recitals attached exhibits and schedules are incorporated as terms of this Agreement by this reference.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

**SIGNATURES BEGIN TOP OF FOLLOWING PAGE**

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THE BUYER:

DALRADA FINANCIAL CORPORATION A Delaware corporation

By:	/x/ Brian Bonar
Brian Bonar CEO
Its Authorized Officer

THE SELLING SHAREHOLDERS:
By:	/x/ Anuradha Bishas Number of Owned Shares: 2,588,500
Anuradha Bishas

SHAREHOLDER ADDRESS:

Telephone:
Email:

THE SELLING SHAREHOLDERS:
By:	/x/ Srihari K. Reddy Number of Owned Shares: 5,962,200
Srihari K. Reddy

SHAREHOLDER ADDRESS:

Telephone:
Email:

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THE SELLING SHAREHOLDERS:
By:	/x/ Srikant Krish Number of Owned Shares: 1 Million
Srikant Krish

SHAREHOLDER ADDRESS:

Telephone:
Email:

THE SELLING SHAREHOLDERS:
By:	/x/ Abik Bishas Number of Owned Shares: 1,289,800
Abik Bishas

SHAREHOLDER ADDRESS:

Telephone:
Email:

THE SELLING SHAREHOLDERS:
By:	/x/ Vijayendra Anil Kumar Number of Owned Shares: 510,000
Vijayendra Anil Kumar

SHAREHOLDER ADDRESS:

Telephone:
Email:

THE SELLING SHAREHOLDERS:
By:	/x/ Rajnish Kumar Thakur Number of Owned Shares: 530,000
Rajnish Kumar Thakur

SHAREHOLDER ADDRESS:

Telephone:
Email:

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